                                                                    Exhibit 99.2




                              Exhibit 24(b)(10)(a)

               Written Consent of Sutherland Asbill & Brennan LLP

                               [S.A.B. Letterhead]


                                 April 18, 2002

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account B
570 Carillon Parkway
St. Petersburg, Florida 33716


                  RE:    WRL Series Annuity Account B
                         Janus Annuity
                         File No. 33-63246/811-7754

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 (File No. 33-63246) of WRL Series Annuity Account B filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                          Very truly yours,

                                          SUTHERLAND ASBILL & BRENNAN LLP



                                          By: /s/ Mary Jane Wilson-Bilik
                                             ----------------------------------
                                             Mary Jane Wilson-Bilik